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EXHIBIT 10.31

THIS AGREEMENT made as of January 31, 1998

AMONG:

     INDO-PACIFIC ENERGY (NZ) LTD., of 284 Karori Road, Karori,
Wellington, New Zealand ("Indo")

AND:
     TRANS-ORIENT PETROLEUM (NZ) LTD., of 284 Karori Road,
Karori, Wellington, New Zealand ("TOP")

AND:

     TRANS NEW ZEALAND OIL COMPANY (NZ) LTD., of 284 Karori Road,
Karori, Wellington, New Zealand ("TNZ")

AND:

     GONDWANA ENERGY LTD., of 284 Karori Road, Karori,
Wellington, New Zealand ("Gondwana")

WHEREAS:

A.   On August 25, 1997 Indo and TOP were granted by the
     Secretary of Commerce, New Zealand pursuant to the Crown
     Minerals Act 1991 (New Zealand) petroleum exploration permit
     PEP 38256, South Island, New Zealand;

B. Indo and TOP agreed to assign for nominal consideration to TNZ a 20% participating interest in PEP 38256 and to Gondwana a 10% participating interest;

C. Indo and TOP wish to begin the exploration of PEP 38256 but neither TNZ nor Gondwana have sufficient funds to participate in the exploration of PEP 38256; and

D. Neither TNZ nor Gondwana have in any manner sold, assigned, encumbered or otherwise dealt with, or agreed to sell, assign, encumber or otherwise deal with, the interest in PEP
     38256 that each agreed to receive from Indo and TOP;

WITNESSES THAT the parties mutually covenant and agree as follows:

1. The recitals in this Agreement are true and complete in all aspects and are restated as covenants of the parties to this Agreement.

2. The agreement made among Indo and TOP on the one hand and TNZ and Gondwana on the other to assign a 20% participating interest in PEP 38256 to TNZ and a 10% participating interest in PEP 38256 to Gondwana is voided absolutely as if it were never made and a 50% participating interest in PEP 38256 is vested in, and owned by, each of Indo and TOP.

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3.   Indo and TOP jointly and severally agree to indemnify and
     save harmless TNZ and Gondwana from and against any and all claims, actions, causes of action, liabilities, costs, expenses and damages that may accrue or arise in whatever manner arising out of, or connected with, the agreement of TNZ and Gondwana to void that agreement to acquire a participating interest in PEP 38256.

4. The parties will execute and deliver all such further documents and instruments and do all such further acts and things as any of the other parties may reasonably require to carry out the full intent and meaning of this Agreement.

5. This Agreement contains the whole agreement among the parties in respect of the purchase and sale contemplated and there are no warranties, representations, terms, conditions, or collateral agreements, express, implied or statutory, other than those expressly set forth in this Agreement.

6. This Agreement will be governed in all respects by the law of New Zealand and any proceeding commenced or maintained in respect of this Agreement will be so commenced and maintained in the court of appropriate jurisdiction in Wellington, New Zealand.

7. This Agreement will enure to the benefit of and be binding upon the parties to this Agreement and their respective administrators, successors and assigns.

IN WITNESS WHEREOF this Agreement has been executed by the parties as at the date first set forth above.

INDO-PACIFIC ENERGY (NZ) LTD.

By:  /s/ David Bennett
     Dr. David Bennett, President

TRANS-ORIENT PETROLEUM (NZ) LTD.

By:  /s/ David Bennett
     Dr. David Bennett, President

TRANS NEW ZEALAND OIL COMPANY (NZ) LTD.

By:  /s/ David Bennett
     Dr. David Bennett, President

GONDWANA ENERGY CORP.

By:  /s/ Jenni Lean
     Jenni Lean, President